Quantum Reports Second Quarter Fiscal 2023 Results

Revenue of $99.1 Million at High-End of Guidance Amid Improving Supply Chain; Guides to Continued Revenue Growth

SAN JOSE, Calif. — November 2, 2022 — Quantum Corporation (NASDAQ: QMCO) announced today financial results for its fiscal second quarter ended September 30, 2022.

Second Quarter Fiscal 2023 Financial Summary

•Revenue increased 6% year-over-year and 2% sequentially to $99.1 million, which was at the high-end of guidance
•Backlog at quarter end was a record $96.1 million, primarily reflecting future orders by hyperscale customers
•Active subscription customers grew to over 550, an increase of more than 180% year-over-year and 22% sequentially
•GAAP net loss was $11.9 million, or ($0.13) per share; adjusted non-GAAP net loss was $0.5 million, or ($0.01) per share
•Adjusted EBITDA improved to $4.1 million.

“Our supply chain continued to improve in the quarter, underscored by greater availability of materials at more standard pricing and lead times,” said Jamie Lerner, Chairman and CEO of Quantum. “These business conditions contributed to revenue being at the high-end of guidance as well as sequential improvements in our overall operating performance for the quarter. Notably, our record backlog consists almost entirely of forward orders from our hyperscale customers and no new unfulfilled orders associated with supply chain constraints. We anticipate these overall favorable trends to extend into the next fiscal quarter, resulting in our expectation for revenue to exceed $100 million.”

“Further, our continued execution and cost containment measures lowered our non-GAAP operating expenses to slightly below $35 million, contributing to increased operating leverage as we continue to scale our business.”

Second Quarter Fiscal 2023 vs. Prior Quarter

Revenue for the second quarter fiscal 2023 was $99.1 million compared to $97.1 million in the prior quarter. Gross profit in the second quarter of fiscal 2023 was $27.8 million, or 28% of revenue, compared to $34.0 million, or 35% of revenue, in the first quarter of fiscal 2023. Second quarter GAAP gross profit included an extraordinary inventory reserve provision primarily caused by global supply chain disruptions since the start of the pandemic and the longer associated lead times that resulted in older generation products being displaced by next-generation solutions. Non-GAAP gross margin was 35% in the second quarter, which was comparable sequentially.

Total GAAP operating expenses in the second quarter of fiscal 2023 decreased to $39.0 million, or 39% of revenue, compared to $41.1 million, or 42% of revenue, in the prior quarter. Selling, general and administrative expenses were $27.5 million in the quarter, compared to $28.3 million in the prior quarter. Research and development expenses were $10.5 million in the second quarter of fiscal 2023, compared to $12.1 million in the prior quarter. Non-GAAP operating expenses in the second quarter of 2023 decreased to $34.8 million from $36.3 million in the prior quarter.

GAAP net loss in the second quarter of fiscal 2023 was $11.9 million, or ($0.13) per share, compared to a net loss of $10.6 million, or ($0.13) per share, in the first fiscal quarter 2023. Excluding stock compensation, restructuring charges and other non-recurring costs, non-GAAP adjusted loss in the second fiscal quarter of 2023 was $0.5 million, or ($0.01) per share, compared to adjusted net loss of $3.6 million, or ($0.04) per share, in the prior quarter.

Adjusted EBITDA in the second quarter of fiscal 2023 was $4.1 million, compared to $0.3 million in the prior quarter.

Balance Sheet and Liquidity

•Cash and cash equivalents including restricted cash was $25.9 million as of September 30, 2022, compared to $26.8 million as of June 30, 2022.
•Outstanding term loan debt was $77.2 million as of September 30, 2022, compared to $78.4 million as of June 30, 2022. Outstanding borrowings on the Company’s revolving credit facility were $21.5 million as of September 30, 2022, compared to $17.3 million as of June 30, 2022.
•Total interest expense in the second quarter 2023 was $2.7 million compared to $2.1 million in the prior quarter and $3.1 million during the same quarter a year ago.

Outlook

The Company expects the following guidance for the third fiscal quarter of 2023:

•Revenues of $103 million, plus or minus $3 million
•Non-GAAP adjusted net loss of ($1.5 million), plus or minus $1 million
•Non-GAAP adjusted net loss per share of ($0.01), plus or minus $0.01
•Adjusted EBITDA of approximately $3.5 million

Conference Call and Webcast

Management will host a live conference call today, November 2, 2022, at 5:00 p.m. ET (2:00 p.m. PT) to discuss these results. The conference call will be accessible by dialing 866-424-3436 (U.S. Toll-Free) or +1-201-689-8058 (International) and entering conference ID 13732851. This conference call will be broadcast live over the Internet with a slide presentation and can be accessed by all interested parties on the investor relations section of the Company's website at investors.quantum.com under the events and presentations tab.

A telephone replay of the conference call will be available approximately two hours after the conference call and will be available through November 9, 2022. To access the replay dial 1-877-660-6853 and enter the conference ID 13732851 at the prompt. International callers should dial +1-201-612-7415 and enter the same conference ID. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 90 days.

About Quantum

Quantum technology, software, and services provide the solutions that today's organizations need to make video and other unstructured data smarter – so their data works for them and not the other way around. With over 40 years of innovation, Quantum's end-to-end platform is uniquely equipped to orchestrate, protect, and enrich data across its lifecycle, providing enhanced intelligence and actionable insights. Leading organizations in cloud services, entertainment, government, research, education, transportation, and enterprise IT trust Quantum to bring their data to life, because data makes life better, safer, and smarter. Quantum is listed on Nasdaq (QMCO). For more information visit www.quantum.com.

Quantum and the Quantum logo are registered trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

Forward-Looking Information

The information provided in this press release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (“Exchange Act”). These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting our business. Such forward-looking statements include, in particular, statements related to future projections of our financial results; our expectations to continue our operational execution; our anticipation that overall favorable trends in our business, including in our supply chain, extend into our next fiscal quarter; statements about our backlog and the implication that this backlog will translate into future revenue; the trend in our underlying business remaining robust; and the Company’s position for long-term sustainable growth and profitability.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters and other statements regarding matters that are not historical are forward-looking statements. Investors are cautioned that these forward-looking statements relate to future events or our future performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: risks related to the need to address the many challenges facing our business; the potential impact of the COVID-19 pandemic and macroeconomic and inflationary conditions on our business, including potential disruptions to our supply chain, employees, operations, sales and overall market conditions; the competitive pressures we face; risks associated with executing our strategy; the distribution of our products and the delivery of our services effectively; our ability to integrate the business, products, employees and other aspects of our recent acquisitions; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; estimates and assumptions related to the cost (including any possible disruption of our business) and the anticipated benefits of the transformation and restructuring plans; the outcome of any claims and disputes; and other risks that are described herein, including but not limited to the items discussed in “Risk Factors” in our filings with the Securities and Exchange Commission, including our Form 10-K filed with the Securities and Exchange Committee on June 8, 2022. The Company does not intend to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law or regulation.

Investor Relations Contacts:
Shelton Group
Leanne K. Sievers | Brett L. Perry
P: 949-224-3874 | 214-272-0070
E: sheltonir@sheltongroup.com

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts, unaudited)

	September 30, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$25,698	$5,210
Restricted cash	223	283
Accounts receivable, net of allowance for doubtful accounts of $195 and $422	61,309	69,354
Manufacturing inventories	23,671	33,546
Service parts inventories	25,458	24,254
Prepaid expenses	9,241	7,853
Other current assets	4,839	4,697
Total current assets	150,439	145,197
Property and equipment, net	15,973	12,853
Intangible assets, net	7,245	9,584
Goodwill	12,969	12,969
Right-of-use assets, net	10,579	11,107
Other long-term assets	12,477	9,925
Total assets	$209,682	$201,635
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$34,263	$34,220
Deferred revenue	70,184	86,517
Long-term debt, current portion	5,000	4,375
Accrued compensation	13,192	16,141
Other accrued liabilities	14,502	16,562
Total current liabilities	137,141	157,815
Deferred revenue	40,165	41,580
Revolving credit facility	21,500	17,735
Long-term debt, net of current portion	68,250	89,448
Operating lease liabilities	10,315	9,891
Other long-term liabilities	11,653	11,849
Total liabilities	289,024	328,318
Stockholders' deficit
Preferred stock, 20,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 225,000 shares authorized; 92,158 and 60,433 shares issued and outstanding	922	605
Additional paid-in capital	716,800	645,038
Accumulated deficit	(793,067)	(770,903)
Accumulated other comprehensive loss	(3,997)	(1,423)
Total stockholders’ deficit	(79,342)	(126,683)
Total liabilities and stockholders’ deficit	$209,682	$201,635

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Product	$62,967	$54,655	$123,178	$106,786
Service and subscription	32,692	34,359	66,116	67,189
Royalty	3,478	4,166	6,918	8,303
Total revenue	99,137	93,180	196,212	182,278
Cost of revenue:
Product	56,561	41,124	104,482	79,864
Service and subscription	14,745	13,669	29,850	26,748
Total cost of revenue	71,306	54,793	134,332	106,612
Gross profit	27,831	38,387	61,880	75,666
Operating expenses:
Research and development	10,546	12,389	22,671	23,680
Sales and marketing	15,593	15,462	31,555	29,414
General and administrative	11,940	11,466	24,254	23,293
Restructuring charges	921	8	1,646	274
Total operating expenses	39,000	39,325	80,126	76,661
Loss from operations	(11,169)	(938)	(18,246)	(995)
Other income (expense), net	2,431	126	3,182	(71)
Interest expense	(2,745)	(3,070)	(4,836)	(6,956)
Loss on debt extinguishment	—	(4,960)	(1,392)	(4,960)
Net loss before income taxes	(11,483)	(8,842)	(21,292)	(12,982)
Income tax provision	461	411	872	424
Net loss	$(11,944)	$(9,253)	$(22,164)	$(13,406)
Deemed dividend on warrants	—	—	(389)	—
Net loss attributable to common stockholders	$(11,944)	$(9,253)	$(22,553)	$(13,406)

Net loss per share attributable to common stockholders	$(0.13)	$(0.16)	$(0.26)	$(0.23)
Weighted average shares - basic and diluted	91,550	58,567	87,617	57,852

Net loss	$(11,944)	$(9,253)	$(22,164)	$(13,406)
Foreign currency translation adjustments, net	(1,298)	(506)	(2,574)	(239)
Total comprehensive loss	$(13,242)	$(9,759)	$(24,738)	$(13,645)

QUANTUM CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Six Months Ended September 30,
	2022	2021
Operating activities
Net loss	$(22,164)	$(13,406)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	5,133	3,967
Amortization of debt issuance costs	768	1,629
Loss on debt extinguishment	992	—
Provision for product and service inventories	9,946	2,418
Stock-based compensation	5,357	6,273
Paycheck Protection Program loan forgiveness	—	(10,000)
Non-cash loss on debt extinguishment	—	8,471
Other	(152)	41
Unrealized foreign exchange loss	(2,766)	(61)
Changes in assets and liabilities:
Accounts receivable, net	8,264	10,024
Manufacturing inventories	416	(5,199)
Service parts inventories	(1,971)	(1,818)
Prepaid expenses	(1,208)	(3,224)
Accounts payable	293	1,559
Accrued restructuring charges	115	(560)
Accrued compensation	(2,949)	(3,779)
Deferred revenue	(17,747)	(9,032)
Other current assets	(486)	(962)
Other non-current assets	(349)	(1,266)
Other current liabilities	769	(353)
Other non-current liabilities	(196)	16
Net cash used in operating activities	(17,935)	(15,262)
Investing activities
Purchases of property and equipment	(7,795)	(2,396)
Business acquisition payments	(2,000)	(5,000)
Net cash used in investing activities	(9,795)	(7,396)
Financing activities
Repayments of long-term debt and payment of amendment fees	(22,096)	(93,051)
Borrowings of credit facility	229,605	126,084
Repayments of credit facility and payment of amendment fees	(226,240)	(116,084)
Proceeds from issuance of common stock, net	66,723	806
Net cash provided by financing activities	47,992	12,716
Effect of exchange rate changes on cash, cash equivalents and restricted cash	166	12
Net change in cash, cash equivalents and restricted cash	20,428	(9,930)
Cash, cash equivalents, and restricted cash at beginning of period	5,493	33,137
Cash, cash equivalents, and restricted cash at end of period	$25,921	$23,207
Cash, Cash Equivalents and Restricted Cash at end of period
Cash and cash equivalents	$25,698	$22,757
Restricted cash, current	223	450
Cash and cash equivalents at the end of period	$25,921	$23,207
Supplemental disclosure of cash flow information
Cash paid for interest	$4,114	$5,198
Cash paid for income taxes, net	$465	$480
Non-cash transactions
Purchases of property and equipment included in accounts payable	$548	$309
Transfer of manufacturing inventory to services inventory	$1,905	$—
Transfer of manufacturing inventory to property and equipment	$279	$76
Paid-in-kind interest	$319	$—
Deemed dividend on warrants	$389	$—

NON-U.S. GAAP FINANCIAL MEASURES

To provide investors with additional information regarding our financial results, we have presented Adjusted EBITDA and Adjusted Net Income (Loss), non-U.S. GAAP financial measures defined below.

Adjusted EBITDA is a non-U.S. GAAP financial measure defined by us as net loss before interest expense, net, provision for income taxes, depreciation and amortization expense, stock-based compensation expense, restructuring charges, and other non-recurring expenses.

“GAAP net loss” as referred to in this press release represents “Net loss attributable to common stockholders”. Adjusted Net Income (Loss) is a non-U.S. GAAP financial measure defined by us as net loss before restructuring charges, stock-based compensation expense, and other non-recurring (income) expenses. The Company calculates Adjusted Net Income (Loss) per Basic and Diluted share using the Company’s above-referenced definition of Adjusted Net Income (Loss).

We have provided below a reconciliation of Adjusted EBITDA and Adjusted Net Income (Loss) to Net Income (Loss), the most directly comparable U.S. GAAP financial measure. We have presented Adjusted EBITDA because it is a key measure used by our management and the board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operating plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business performance. For example, in the quarter ended September 30, 2022, we have excluded a large inventory reserve provision caused by global supply chain disruptions since the start of the pandemic and the longer associated lead times that resulted in older generation products being displaced by next-generation solutions. We do not believe an inventory adjustment of this magnitude is reasonably likely to reoccur in the foreseeable future and do not believe it is indicative of our ongoing operations; accordingly, we have excluded its impact from our non-GAAP results. We believe Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Basic and Diluted Share serve as appropriate measures to be used in evaluating the performance of our business and help our investors better compare our operating performance over multiple periods. Accordingly, we believe that Adjusted EBITDA and Adjusted Net Income (Loss) provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and our board of directors.

Our use of Adjusted EBITDA and Adjusted Net Income (Loss) have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are as follows:

•Although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect: (1) interest and tax payments that may represent a reduction in cash available to us; (2) capital expenditures, future requirements for capital expenditures or contractual commitments; (3) changes in, or cash requirements for, working capital needs; (4) the potentially dilutive impact of stock-based compensation expense; (5) potential future costs related to our long-term debt; (6) potential future restructuring expenses; (7) potential future costs related to business acquisitions; (8) gain (loss) on debt extinguishment, (9) and acquisition-related amortization of intangibles assets from business combinations, (10) deemed dividend related to warrants, or (11) manufacturing inventory provisions.
•Adjusted Net Income (Loss) does not reflect: (1) potential future restructuring activities; (2) the potentially dilutive impact of stock-based compensation expense; (3) potential future costs related to our long-term debt; (4) potential future costs related to business acquisitions; (5) gain (loss) on debt extinguishment, (6) acquisition-related amortization of intangibles assets from business combinations, (7) deemed dividend related to warrants, or (8) manufacturing inventory provisions.

Other companies, including companies in our industry, may calculate Adjusted EBITDA, Adjusted Net Income (Loss) or similarly titled measures differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, you should consider Adjusted EBITDA and Adjusted Net Income (Loss) along with other U.S. GAAP-based financial performance measures, including various cash flow metrics and our U.S. GAAP financial results.

The following is a reconciliation of Adjusted EBITDA to the most comparable U.S. GAAP financial measure, Net Income (Loss) (dollars in thousands):

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Net loss attributable to common stockholders	$(11,944)	$(9,253)	$(22,553)	$(13,406)
Interest expense, net	2,745	3,070	4,836	6,956
Provision for income taxes	461	411	871	424
Depreciation expense	1,372	1,688	2,794	3,031
Stock-based compensation expense	2,288	3,072	5,357	6,273
Restructuring charges	921	8	1,646	274
Loss on extinguishment of Senior Secured Term Loan	—	14,960	1,392	14,960
Gain on PPP loan forgiveness	—	(10,000)	—	(10,000)
Amortization of acquisition related intangible assets	1,175	471	2,339	936
Acquisition-related costs	65	811	192	950
Long-term debt related costs	108	45	274	252
Deemed dividend related to warrants	—	—	389	—
Manufacturing inventory provision	6,926	—	6,926	—
Adjusted EBITDA	$4,117	$5,283	$4,463	$10,650

The following is a reconciliation of Adjusted Net Income to the most comparable U.S. GAAP financial measure, Net Income (Loss) (in thousands):
	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Net loss attributable to common stockholders	$(11,944)	$(9,253)	$(22,553)	$(13,406)
Stock-based compensation	2,288	3,072	5,357	6,273
Restructuring charges	921	8	1,646	274
Loss on extinguishment of Senior Secured Term Loan	—	14,960	1,392	14,960
Gain on PPP loan forgiveness	—	(10,000)	—	(10,000)
Amortization of acquisition related intangible assets	1,175	471	2,339	936
Acquisition-related costs	65	811	192	950
Long-term debt related costs	108	45	274	252
Deemed dividend related to warrants	—	—	389	—
Manufacturing inventory provision	6,926	—	6,926	—
Adjusted net income (loss)	$(461)	$114	$(4,038)	$239

Adjusted Net Income (Loss) per share:
Basic	$(0.01)	$0.00	$(0.05)	$0.00
Diluted	$(0.01)	$0.00	$(0.05)	$0.00
Weighted average shares outstanding:
Basic	91,550	50,129	87,617	57,852
Diluted	91,550	68,565	87,617	68,167